Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTOR:
Sophia Hong	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR ANNOUNCES ADDITIONAL $100 MILLION STOCK REPURCHASE PROGRAM Authorization

HILLSBORO, Ore. – December 9, 2024 – Lattice Semiconductor Corporation (Nasdaq: LSCC), the low power programmable leader, today announced that its Board of Directors authorized the Company to repurchase up to an additional $100 million of its outstanding common stock through the end of December 2025. The Company has repurchased approximately 6 million shares since the fourth quarter of 2020 thereby reducing dilution by 4.3%.

Tonya Stevens, Interim Chief Financial Officer, said, "Our 2025 share repurchase program reflects our confidence in Lattice’s financial performance and continued strong cash flow. We remain committed to returning capital to shareholders while continuing to invest in the strategic initiatives that drive future growth, as we work to maximize long-term shareholder value.”

The 2025 repurchase program is effective immediately. Under the program, Lattice may purchase shares of its common stock through open market and privately negotiated transactions at prices deemed appropriate by management. The timing and amount of repurchase transactions under this program will depend on market conditions, share price, corporate and regulatory considerations, and other factors. The Company intends to conduct the program in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The repurchase program may be suspended or discontinued by the Company at any time without prior notice.

Forward-Looking Statements Notice:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are neither historical facts nor assurances of future performance and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to the amount of our outstanding capital stock we plan to or will purchase under the repurchase program and the timing and methods to execute such repurchases, the financial strength of the Company’s business, our strong cash flow, future growth, and the Company’s ability to deliver long-term value to stockholders. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those described in our filings with the Securities and Exchange Commission, including Lattice’s most recent Annual Report on Form 10-K, especially those under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”, all of which are expressly incorporated herein by reference.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (Nasdaq: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive, and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, X, Facebook, YouTube, WeChat, or Weibo.

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